UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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VALUE LINE, INC.
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VALUE LINE, INC.
220 East 42nd Street
New York, New York 10017

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of the Shareholders of Value Line, Inc. (the “Company”) will be held on August 17, 2010, at 9:30 a.m. at the offices of Skadden, Arps, Flate, Meagher & Flom, LLP, located at 4 Times Square, New York, NY 10036 for the following purposes:

1.	To elect directors of Value Line, Inc.; and

2.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on August 2, 2010 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

If you hold shares in your name and are attending the Annual Meeting, please bring your admission ticket included with the Proxy Statement as well as a form of government issued photo identification. If your shares are held indirectly in the name of a bank, broker or other nominee (in “street name”), please also request a letter or some other evidence of ownership from your bank, broker or other nominee, as well as proper authorization if you wish to vote your shares in person, and bring these documents to the Annual Meeting. Directions to the Annual Meeting maybe obtained by sending an e-mail request to vlcr@valueline.com or calling 212-907-1500.

We urge you to vote on the business to come before the meeting by promptly executing and returning the enclosed proxy in the envelope provided or by casting your vote in person at the meeting.

By order of the Board of Directors

THOMAS T. SARKANY,
Secretary

New York, New York
August 6, 2010

VALUE LINE, INC.
220 East 42nd Street
New York, New York 10017

ANNUAL MEETING OF SHAREHOLDERS — AUGUST 17, 2010

PROXY STATEMENT

The following information is furnished to each shareholder in connection with the foregoing Notice of Annual Meeting of Shareholders of Value Line, Inc. (the “Company”) to be held on August 17, 2010. The enclosed proxy is for use at the meeting and any adjournments thereof. This Proxy Statement and the form of proxy are being mailed to shareholders on or about August 6, 2010.

The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Company. A proxy executed on the enclosed form may be revoked by the shareholder at any time before the shares are voted by delivering written notice of revocation to the Secretary of the Company, by executing a later dated proxy or by attending the meeting and voting in person. The shares represented by all proxies which are received by the Company in proper form will be voted as specified. If no specification is made in a proxy, the shares represented thereby will be voted for the election of the Board’s nominees as Directors and in the best judgment of the proxies upon such other matters as may properly come before the meeting.

The expense in connection with the solicitation of proxies will be borne by the Company.

Only holders of Common Stock of record at the close of business on August 2, 2010 will be entitled to vote at the meeting. On that date, there were 9,981,600 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote per share.

Under the New York Business Corporation Law (the “BCL”) and the Company’s By-Laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote on a particular matter is necessary to constitute a quorum of shareholders to take action at the Annual Meeting with respect to such matter. For these purposes, shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum of the shareholders is established, under the BCL and the Company’s By-Laws, the nominees standing for election as directors will be elected by a plurality of the votes cast and each other matter will be decided by a majority of the votes cast on the matter, except as otherwise provided by law or the Company’s Certificate of Incorporation or By-Laws. For voting purposes (as opposed to for purposes of establishing a quorum) abstentions and broker non-votes will not be counted in determining whether the nominees standing for election as directors have been elected and whether each other matter has been approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of August 2, 2010 as to shares of the Company’s Common Stock held by persons known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock.

Name of Beneficial Owner	Number of shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
Arnold Bernhard & Co., Inc.(1)	8,633,733	86.5%
220 East 42nd Street
New York, NY 10017

(1)	Jean Bernhard Buttner, Former Chairman of the Board, and Former Chief Executive Officer of the Company, owns all of the outstanding voting stock of Arnold Bernhard & Co., Inc.

The following table sets forth information as of August 2, 2010 with respect to shares of the Company’s Common Stock owned by each nominee for director of the Company, by each executive officer listed in the Summary Compensation Table and by all executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
Howard A. Brecher	200	*
Mitchell E. Appel	200	*
Stephen R. Anastasio	100	*
Thomas T. Sarkany	0	*
William Reed	0	*
Alfred Fiore	0	*
Stephen Davis	0	*
All directors and executive officers as a group (7 persons)	500	*

*	Less than one percent

CORPORATE GOVERNANCE

Role of the Board of Directors

Our Board plays an active role in overseeing management and representing the interests of shareholders. Directors are expected to attend Board meetings and the meetings of committees on which they serve. Directors are also in communication with management as needed between formal meetings. During the fiscal year ended April 30, 2010, there were nine meetings of the Board of Directors. Each director elected last year attended at least 75% of the meetings of the Board of Directors and of each committee on which he or she served during his or her term of office.  Messrs. Reed, Fiore, Davis, Appel, Anastasio and Sarkany were appointed Directors during the fiscal year and thereafter attended meetings regularly.  The Company does not have a policy on attendance by directors at the Company’s Annual Meeting. One director and four shareholders attended the 2009 Annual Meeting.

Board Leadership Structure

The Company’s current practice is to combine the roles of Chief Executive Officer (“CEO”) and Chairman. The Board has determined that combining these positions serves the best interests of the Company and its shareholders.  Board oversight is enhanced by the fact that the Board’s key committees - Audit and Compensation—are comprised entirely of independent directors.

The Board’s Role in Risk Oversight

The Board executes its oversight responsibility for risk management directly and through its Committees, as follows:

●
The Audit Committee has primary responsibility for discussing reporting and control policies with management and the Company’s independent auditor, as appropriate, with respect to risk oversight  including the Corporation’s major business and financial risk exposures, and providing the Board with advice and recommendations regarding the ongoing development of risk oversight and management policies that set out the roles and respective accountabilities of the Board, the Committee, and management. The policies cover the areas of risk oversight, design of compliance and control mechanisms, and assessment of effectiveness.  The Audit Committee’s meeting agendas include discussions of individual risk areas throughout the year.

●
The Board’s other standing committee, which is the Compensation Committee, oversee risks associated with their areas of responsibility.  The Compensation Committee reviews risks associated with our compensation policies and practices relating to executive officers.

●
The Board also considers risks relating to our financial and strategic plans, in part by receiving regular reports from the heads of our principal business and corporate functions.  These reports are provided in connection with regular Board meetings and are discussed, as appropriate, at Board meetings.

Identifying and Evaluating Nominees for Directors

The Company does not have a standing nominating committee and there is no written charter governing the nomination process. Nominations are made annually by the Board of Directors. The Board feels it is appropriate for the full Board to serve this function, noting that the Company has a relatively small Board.

The Board’s process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company. Additionally, the Board will consider persons recommended by shareholders of the Company in selecting the Board’s nominees for election. There is no difference in the manner in which the Board evaluates persons recommended by directors or officers and persons recommended by shareholders in selecting Board nominees.

To be considered in the Board’s selection of Board nominees, recommendations from shareholders must be received by the Company in writing by at least thirty (30) (but not more than sixty (60)) days prior to the shareholders’ meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided that if less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company as provided herein not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or the day on which public disclosure was made. Such shareholder’s notice shall set  forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such persons that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company’s books, of such shareholder proposing such nomination and any other shareholders known by such shareholder to be supporting such nomination, and (ii) the class and number of shares which are beneficially owned by such shareholder. Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered.

Any shareholder or other interested party who desires to communicate with any director may do so by writing to the director, c/o Value Line, Inc., 220 East 42nd Street, New York, NY 10017.

A director who is also an employee of the Company receives no compensation for his service on the Board in addition to that compensation which he receives as an employee. A director who is not an employee of the Company is paid a director’s fee of $25,000 per year. Members of the Audit Committee are paid an additional fee of $20,000 per year.  Compensation for other committee service is determined by the Board from time to time.

ELECTION OF DIRECTORS

Independent Directors

Mr. Reed, Mr. Fiore and Mr. Davis qualify as independent directors under NASDAQ requirements, which preclude a finding of independence if the director is employed by the company or has engaged in various types of business dealings with the company.  Although the NASDAQ Stock Market listing requirements generally require that a majority of the board of directors be comprised of independent directors, there is an exemption for “controlled companies”, which are companies of which more than 50% of the voting power is held by an individual, a group or another company. Because Arnold Bernhard & Co., Inc. owns 86.5% of the outstanding voting stock of the Company, the Company is a “controlled company” and is not subject to this requirement.  The Company’s Audit Committee includes solely independent directors namely Mr. Reed, Mr. Fiore and Mr. Davis.

In reaching its conclusion that Messrs. Reed, Fiore and  Davis are independent, the Board determined that there were not any relationships that would interfere with the exercise of his or her independent judgment. The Board of Directors has established an Audit Committee which consists of Messrs. Reed, Fiore and  Davis. All members of the Audit Committee are independent, as independence for audit committee members is defined in the NASDAQ Stock Market’s listing standards. The Audit Committee held four meetings during the year ended April 30, 2010 to discuss audit and financial reporting matters with both management and the Company’s independent public accountants.

The Board of Directors has determined that no member of the Audit Committee is an “audit committee financial expert” (as defined in the rules and regulations of the Securities and Exchange Commission). The Board of Directors believes that the experience and financial sophistication of the members of the Audit Committee are sufficient to permit the members of the Audit Committee to fulfill the duties and responsibilities of the Audit Committee. All members of the Audit Committee meet the NASDAQ Stock Market’s audit committee financial sophistication requirements. The Board of Directors has adopted and annually reviewed a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A.

The Board of Directors has also established a Compensation Committee consisting of Mr. Reed, Mr. Fiore and Mr. Davis. The Committee held two meetings following the close of the 2010 fiscal year to consider the compensation of the Chief Executive Officer.

Policies with Respect to Transactions with Related Persons

During the fiscal year ended April 30, 2010, the Company did not participate in any transaction in which any of the directors, executive officers, any beneficial owner of more than 5% of the Company’s common stock, nor any of their immediate family members, had a material direct or indirect interest except that the Company was reimbursed $2,105,000 for payments it made on behalf of and services it provided to Arnold Bernhard & Co., Inc., which reimbursement was reviewed and approved by the Company’s Board of Directors. In addition, none of the directors, executive officers or any of their immediate family members is or has been indebted to the Company.

The Company has adopted a Code of Business Conduct and Ethics which sets forth legal and ethical standards of conduct for all directors, officers and employees of the Company. The Code of Business Conduct and Ethics describes the Company’s policy on conflicts of interest. Pursuant to the Code and Company policy, the Board will review all related party transactions as provided in the policy.

Information concerning the nominees for directors appears in the following table. Except as otherwise indicated, each of the following has held an executive position with the companies indicated for at least five years.

Nominee, Age as of June 30, 2010 and Principal Occupation	Director Since

Howard A. Brecher (56). Acting Chairman and Acting CEO since November 2009; Chief Legal Officer; Vice President; Secretary until January 2010; Vice President and Secretary of the Value Line Funds since June 2008; Secretary of EULAV Asset Management, LLC (“EULAV”) since February 2009; Director, Vice President, Secretary, Treasurer and General Counsel of Arnold Bernhard & Co., Inc.	1992
Mr. Brecher has been an officer of the Company for more than 17 years. In addition to Chief Legal Officer, he has served as Secretary and Vice President of the Company. Mr. Brecher is a graduate of Harvard University, Harvard Business School and Harvard Law School. He also holds a Master’s Degree in tax law from New York University.

Stephen Davis (58). Managing Member, Davis Investigative Group, LLC	2010
Mr. Davis has been a senior government official and has successfully managed his own business servicing the financial services industry and other clients for over 15 years.

Alfred Fiore (54). Chief of Police, Westport CT	2010
Mr. Fiore currently serves as the senior official of a municipal department with both executive and budget responsibilities.

William Reed (65). President, W.E. Reed	2010
Mr. Reed has successfully managed his own private business for over 40 years.

Mitchell E. Appel (39). Chief Financial Officer since April 2008 and from September 2005 to November 2007; President of each of the Value Line Funds since June 2008; President of EULAV and EULAV Securities, Inc. since February 2009; Treasurer from June to September 2005; Chief Financial Officer, XTF Asset Management from November 2007 to April 2008.	2010
Mr. Appel has served as a Director on the VLI Board since February 2010 in addition to being Chief Financial Officer of VLI since September 2005 (excluding November 2007 - April 2008). His relevant experience also includes being President of each of the Value Line Mutual Funds since 2008 and President of the Advisor and Distributor of the Funds, both subsidiaries of the Company. He has held officer positions in previous roles with other asset management companies prior to VLI and has an MBA from New York University.

Stephen R. Anastasio (51). Treasurer since September 2005; Treasurer of each of the Value Line Funds from September 2005 to August 2008; Chief Financial Officer from 2003 to September 2005. Mr. Anastasio has been employed by Value Line, Inc. for more than 20 years including the roles of CFO, Treasurer, Chief Accountant and Corporate Controller. He has served as a Director on the VLI Board since February 2010 in addition to being Treasurer of VLI since September 2005. His relevant experience also includes being Treasurer of each of the Value Line Mutual Funds from 2005 to 2008. Mr. Anastasio is a graduate of Fairleigh Dickinson University and is a Certified Public Accountant.
2010

Nominee, Age as of June 30, 2010 and Principal Occupation	Director Since

Thomas T. Sarkany (64). Mutual Fund Marketing Director; Director of Copyright Data; Secretary since January 2010; Director of the Value Line Mutual Funds since June 2008. Mr. Sarkany has served as a Director on the VLI Board since February 2010 and the Value Line Mutual Funds Board since June 2008. He has been employed as Marketing Director withValue Line for over 15 years. Mr. Sarkany holds a Masters Degree in Finance and has over 30 years of broad ranged experience in the financial services industry.	2010

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation for services in all capacities to the Company for the fiscal years ended April 30, 2010, 2009 and 2008 of the chief executive officer and chief financial officer of the Company and the three most highly compensated executive officers other than the chief executive officer and chief financial officer.
		Annual Compensation
				All Other
Name and Principal Position	Fiscal	Salary	Bonus	Compensation	Total
	Year	($)	($)	(a)($)	($)
Howard A. Brecher	2010	64,281	416,516	—	480,797
Acting Chairman &	2009	64,281	416,514	—	480,795
CEO; Vice President(b)	2008	63,836	438,437	7,935	510,208

Jean B. Buttner	2010	467,816	—	—	467,816
Former Chairman of the	2009	935,632	—	—	935,632
Board & Former CEO(b)	2008	935,632	—	22,933	958,565

Mitchell E. Appel	2010	206,236	99,382		305,618
Chief Financial Officer(d)	2009	204,677	78,764	—	283,441
	2008	81,402	63,750	10,118	155,270

David T. Henigson	2010	591,403	37,919	—	629,322
Former Vice President(b)	2009	382,500	164,920	—	547,420
	2008	382,500	173,599	27,968	584,067

Stephen R. Anastasio	2010	130,355	118,661	—	249,016
Treasurer	2009	121,044	103,208	—	224,252
	2008	117,458	72,322	14,600	204,380

Thomas T. Sarkany	2010	158,000	107,735	—	265,735
Secretary(c)	2009	156,750	164,008	—	320,758
	2008	153,000	149,479	19,018	321,497

(a)	Employees of the Company are members of the Profit Sharing and Savings Plan (the “Plan”). The Plan provides for a discretionary annual contribution out of net operating income which is (subject to legal limitations) proportionate to the salaries of eligible employees. The Company did not make a contribution to the plan for the years ended April 30, 2010 and April 30, 2009. Each employee’s interest in the Plan is invested in such proportions as the employee may elect in shares of one or more of the mutual funds which are available for investment by plan participants, for which a subsidiary of the Company acts as investment adviser. Contributions under the Plan vest in accordance with a schedule based upon the employee’s length of service and are payable upon request at the time of the employee’s retirement, death, total disability, or termination of employment.

(b)	Mr. Brecher was appointed Acting Chairman and Acting CEO upon the resignation of Jean B. Buttner in November 2009.

(c)	Mr. Sarkany was appointed Secretary in January 2010.

(d)	Mr. Appel served as CFO from September 2005 to November 2007 and since April 2008.

Certain Relationships and Related Transactions

Arnold Bernhard & Co., Inc. utilizes the services of officers and employees of the Company to the extent necessary to conduct its business. The Company and Arnold Bernhard & Co., Inc. allocate costs for office space, equipment and supplies and support staff pursuant to a servicing and reimbursement arrangement. During the years ended April 30, 2010, 2009, and 2008, the Company was reimbursed $2,057,000, $926,000, and $1,327,000, respectively, for payments it made on behalf of and services it provided to Arnold Bernhard & Co., Inc. In addition, a tax-sharing arrangement allocates the tax liabilities of the two companies between them. The Company pays to Arnold Bernhard & Co., Inc. an amount equal to the Company’s liability as if it filed separate tax returns. For the years ended April 30, 2010, 2009, and 2008, the Company made payments to Arnold Bernhard & Co., Inc. for federal income taxes amounting to $1,510,000, $10,958,000, and $12,460,000, respectively.

EULAV Asset Management, LLC (“EULAV”), a subsidiary of the Company, acts as investment adviser and manager for fourteen open-ended investment companies, the Value Line Family of Funds. EULAV earns investment management fees based upon the average daily net asset values of the respective funds. EULAV Securities, Inc (“ESI”), formerly Value Line Securities, Inc., a subsidiary of the Company, receives service and distribution fees under rule 12b-1 of the Investment Company Act of 1940 from certain of the mutual funds for which EULAV is the adviser. For the years ended April 30, 2010, 2009, and 2008, investment management fees and service and distribution fees amounted to $18,710,000, $24,109,000, and $31,644,000, respectively, after fee waivers. These amounts include service and distribution fees of $4,123,000, $5,373,000, and $7,113,000, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of its equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareowners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based on the Company’s review of the copies of such forms that it has received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its executive officers, directors and greater than ten percent beneficial owners complied with applicable SEC filing requirements during fiscal 2010.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of the three independent directors named below. The Committee has adopted a written charter which has been approved by the Board of Directors of the Company and is appended to this Proxy Statement. The Committee has reviewed and discussed the Company’s audited 2010 financial statements with management. The Committee has discussed with Horowitz & Ullmann, P.C., the Company’s outside independent auditors, the matters required to be discussed by SAS 61 (Communication with Audit Committee). The Committee has received from Horowitz & Ullmann, P.C., the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee has discussed with Horowitz & Ullmann, P.C. the firm’s independence and has considered whether the provision by Horowitz & Ullmann, P.C. of non-audit services is compatible with maintaining its independence.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements certified by Horowitz & Ullmann, P.C. be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010 for filing with the Securities and Exchange Commission.

William Reed
Alfred Fiore
Stephen Davis

Audit and Non-Audit Fees

For the fiscal years ended April 30, 2010 and 2009, fees for services provided by Horowitz & Ullmann, P.C., were as follows:

	2010	2009
Audit fees	$157,800	$155,500
Audit-related fees	15,970	13,310
Tax fees	166,640	68,640
All other fees	4,020	4,005

The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors and monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors and fees charged.

COMPENSATION COMMITTEE REPORT

The Company’s executive compensation program is designed to promote the Company’s attraction and retention of capable and experienced executives, to reward successful divisional and corporate performance and to compensate appropriately executives who contribute to the operations and long-term profitability of the Company. The following guidelines have been established to carry out this policy:

(a)	Base salaries and bonuses should be maintained at levels consistent with competitive market compensation; and

(b)	A portion of the executive compensation should reflect the performance of the Company and the individual.

The Compensation Committee process has been consistent for a number of years. After the close of the fiscal year, a compensation consultant is engaged. The consultant determines a group of peer companies to which the consultant and the Committee refer in evaluating the performance and the compensation of the chief executive officer. The Company employs the same peer group when it presents total shareholder return in reference to a peer group as well as in reference to a standard index. In light of this established process, more details of which are included in this proxy statement in the Compensation Discussion and Analysis, the Committee, which consists only of independent directors, has not found it necessary to adopt a formal charter.

The Compensation Committee has reviewed the within Compensation Discussion and Analysis and recommended that it be included in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

Scope

The Compensation Committee recommends the structure and level of compensation of the chief executive officer to the Board of Directors, which votes on the recommendations of the Committee. The Committee has not delegated authority over its process to other persons.

Procedure and Process Considerations

Following discussions with the Committee at the time of engagement, the compensation consultant is asked to evaluate and construct a peer group of comparable companies which is used by the consultant and Committee to evaluate the chief executive officer’s compensation in the context of Company and peer group financial indicators, compensation awarded by the peer firms, and other factors. Members of the Board and executive officers are generally suggested to hold at least a nominal amount of Company stock. In no case does the Company hedge, limit or protect any shareholder from risk of loss on such holding.

The consultant firm relies primarily on its extensive experience and large databases of relevant financial and compensation information. Personnel of the Company are available to assist the Committee and consultant upon request. The CEO and all officers of the Company are available to answer questions of the consultant, who is a senior principal of the firm engaged by the Committee.

However, Company personnel are not involved in recommending or deciding the level or structure of the chief executive officer’s compensation as recommended by the Compensation Committee.

The consultant completes a written report which presents in detail the compensation programs and financial performance of the peer group. In addition, the report reviews and assists in evaluation of the challenges, achievements, and overall performance of the chief executive officer. The consultant then meets in executive session with the Compensation Committee to discuss the report and address any matters of interest to the Committee. The consultant may recommend a bonus or other compensation award, or indicate the competitive range of compensation based on its findings in regard to the peer group companies. The consultant is also asked to discuss the current and possible alternative structural approaches to the chief executive officer’s compensation program. The consulting firm’s senior principal met in person with the full Compensation Committee in June 2010 and in July 2010.

Components of Compensation

The Company’s compensation program is comprised of two main components: Base Salary and Incentive Compensation (Bonus).

Base Salary

Base salaries for the Company’s executives take into account the compensation policies of similar companies competing in the businesses in which the Company is engaged.

Annual Incentive Compensation Plan

Bonus payments are awarded to executives based upon competitive market conditions, individual performance and the success of the Company. The performance of the Company and its departments and attainment of individual goals and objectives are generally given approximately equal weighting in determining bonuses paid to executive officers. The Company’s compensation approach takes into account a full range of the criteria important to the Company’s long-term strategies, rather than relying on inflexible numerical performance targets.

Chief Executive Officer Compensation For Fiscal 2010

In reviewing the Acting Chief Executive Officer’s performance during the past year, the Compensation Committee took note of the financial results of the Company in light of economic and other environmental conditions. The Committee also noted the Company’s success in several financial and other measures, particularly in the context of the very challenging environment of a serious recession and severe downturn in the financial markets. As compared to the peer group, the Company’s 2010 total shareholder return, although negative, was partially mitigated by the decision to pay a special $3.00 per share dividend before the fiscal year ended.  The continued strong growth in the Institutional Sales sector was noted favorably.

The Company’s consultants, Steven Hall & Partners, once again did a statistical analysis of both Mr. Brecher’s salary and the financial performance of the Company along several criteria in comparison with performance and compensation at the peer group of other corporations in the publishing, investment management, and information industries developed by the consultants and listed on page 13. The Hall firm observed that although the Company was not among the larger companies in the peer group in terms of revenue, its operating income and net income, exclusive of the regulatory settlement provision, ranked high in the peer group.

The Committee noted Mr. Brecher’s leadership contributions in successfully guiding the Company post settlement to achieve higher renewal rates for the flagship publication, reduction in the Company’s income tax rates, payment of a special $3.00 per share dividend and continued achievement of double digit growth in the Institutional Sales division. In addition, the Company’s proprietary portfolio experienced a positive investment return as management maintained a defensive position through difficult market conditions. The Hall firm concluded that a significant incentive award was justified for Mr. Brecher’s achievements in fiscal 2010. The Steven Hall firm pointed to their data showing that the CEO’s current total compensation is in the bottom 69th percentile relative to the peer group total compensation. After extensive consideration, taking into account the disarray in the financial markets and the resulting public attitude environment, the Committee congratulated Mr. Brecher on the Company’s achievements, and recommended that an increase in bonus compensation from $416,000 to $500,000 be approved this year and Mr. Brecher’s base salary be increased to $100,000 from $64,000 per annum. Understanding that Mr. Brecher would prefer to continue at last year’s $416,000 bonus compensation level, noting the difficult financial results of the Company during fiscal 2010, the Committee honored Mr. Brecher’s request but recommended that the increase in bonus compensation could be awarded at a later date.

The entire Board congratulated Mr. Brecher on the outstanding relative performance this year and approved the Compensation Committee’s recommendations as in the best interests of the Company.

COMPENSATION COMMITTEE
William Reed.
Alfred Fiore
Stephen Davis

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

The names of the members of the Compensation Committee at the conclusion of the fiscal year ended April 30, 2010 are set forth above. Each member is an independent director of the Company. The Company is not aware of any interlocks to report.

PEER GROUP

The 2010 peer group consists of:

Forrester Research, Inc.	National Research Corporation	Resource America, Inc.
Cohen & Steers, Inc.	Morningstar, Inc.	The Street.com, Inc.
Courier Corp.	Martha Stewart Living Omnimedia

The Compensation Committee Report, the Report of the Audit Committee and the Comparative Five-Year Total Return graph appearing in the annual report to shareholders shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C of the Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to the liabilities of Section 18 of the Exchange Act.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The independent certified public accountants selected by the Board of Directors to audit the Company’s books and records for the 2011 fiscal year are the firm of Horowitz & Ullmann, P.C., which firm also audited the Company’s books and records for the fiscal year ended April 30, 2010. It is not expected that a representative of Horowitz & Ullmann, P.C. will be present at the Annual Meeting.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Shareholder proposals intended for presentation at the next Annual Meeting of Shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than April 15, 2011. The Company’s By-Laws contain other procedures for proposals to be properly brought before an annual meeting of shareholders. To be timely, a shareholder must have given written notice of a proposal to the Chairman of the Board of Directors with a copy to the Secretary and such notice must be received at the principal executive offices of the Company not less than thirty nor more than sixty days prior to the scheduled annual meeting; provided, however, that if less than forty days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (iii) the class and number of shares which are beneficially owned by the shareholder on the date of such shareholder notice and (iv) any material interest of the shareholder in such proposal.

FORM 10-K ANNUAL REPORT

Any shareholder who desires a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010 filed with the Securities and Exchange Commission may obtain a copy (excluding exhibits) without charge by addressing a request to the Secretary of the Company at 220 East 42nd Street, New York, New York 10017. Exhibits may also be requested, at a charge equal to the reproduction and mailing costs.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON AUGUST 17, 2010

The proxy statement and annual report to shareholders are available at http://www.shareholdermaterial.com/Valueline

GENERAL

The Board of Directors is not aware of any business to come before the meeting other than that set forth in the Notice of Annual Meeting of Shareholders. However, if any other business is properly brought before the meeting, it is the intention of the persons directed to vote the shareholders’ stock to vote such stock in accordance with their best judgment.

The Company is mailing its Annual Report for the fiscal year ended April 30, 2010 to shareholders together with this Proxy Statement.

Appendix A

VALUE LINE, INC.
AUDIT COMMITTEE CHARTER

The Board of Directors (the “Board”) of Value Line, Inc. (the “Company”) shall appoint the Audit Committee (the “Audit Committee”) which shall be constituted and have the responsibility and authority as described herein.

PURPOSE

The Audit Committee’s primary purpose shall be to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

ACTIVITIES

In carrying out its responsibility, the Audit Committee shall undertake the following activities:

1.
The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Audit Committee.

2.	Procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters have been established as follows:

a.
Anyone with concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters may confidentially, and anonymously if they wish, submit such concerns or complaints to any of the Company’s officers. All such concerns and complaints will be forwarded to the CEO. A record of all such complaints and concerns received will be provided to the Audit Committee each fiscal quarter by the Company’s Legal Counsel or any of its officers.

The Audit Committee will evaluate the merits of any concerns or complaints received by it and authorize such follow-up actions, if any, as it deems necessary or appropriate to address the substance of the concern or complaint.

The Company will not discipline, discriminate against or retaliate against any employee who reports a complaint or concern, unless it is determined that the report was made with knowledge that it was false.

3.	The Audit Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

4.	The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the board of directors, for payment of:

	a.	Compensation to any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

	b.	Compensation to any advisers employed by the Audit Committee under paragraph (3); and

	c.	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

5.
The Audit Committee shall pre-approve all audit and permitted non-audit services to be provided by the independent auditor. The Audit Committee may delegate authority to pre-approve all auditing and permitted non-audit services in accordance with pre-approval policies and procedures established by the Audit Committee, provided that the Audit Committee is informed of each service so approved at the next meeting of the Audit Committee. These pre-approval requirements are subject to the exception for the de minimus provision of services set forth in Securities and Exchange Commission Regulation S-X, Section 2.01(c)(7) (i)(C).

6.	The Audit Committee shall meet with the independent auditor prior to the audit to review the planning and staffing of the audit and approve the proposed fee for the audit.

7.
The Audit Committee shall receive written periodic reports from the independent auditor delineating all relationships between the independent auditor and the Company. This report shall be consistent with Independence Standards Board Standard No. 1 regarding the auditor’s independence. The Audit Committee shall actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and if determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

8.	The Audit Committee shall receive the report of the independent auditor, prior to the filing of the independent auditor’s audit report with the Securities and Exchange Commission, with respect to:

	a.	All critical accounting policies and practices to be used;

	b.	All alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the Company, including:

		i.	Ramifications of the use of such alternative disclosures and treatments; and

		ii.	The treatment preferred by the independent auditor; and

	c.	Other material written communications between the independent auditor and the management of the Company, such as any management letter or schedule of unadjusted differences.

9.	The Audit Committee shall receive any report by the Company’s chief financial officer and/or chief executive officer concerning:

a.
any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting of the Company which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data;

	b.	and any fraud regarding company business, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

10.	The Audit Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including:

	a.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

	b.	Significant financial reporting issues and judgments; and

	c.	Any major changes to the Company’s auditing and accounting principles and practices.

11.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

12.	Review the Company’s annual audited financial statements and the report thereon with the independent auditor and management prior to the publication of such statements.

13.	Review periodically with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures.

14.
Adopt the report (to be prepared by the Company’s legal counsel) required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement, which shall include a statement of whether the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K.

15.	Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

The Audit Committee shall meet at least two times a year and make an oral report to the Board following each meeting.

While the Audit Committee has the responsibility and authority set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

Value Line, Inc.

  WO#
 79970

▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF NOMINEES AS DIRECTORS.
Please mark your votes as indicated in this example	☒

	FOR all nominees listed (except as marked to the contrary).	WITHHOLD AUTHORITY to vote FOR ALL NOMINEES listed.

1. ELECTION OF NOMINEES AS DIRECTORS	☐	☐

Nominees:
01 H.A. Brecher, 02 M.E. Appel,
03 S.R. Anastasio, 04 W.E. Reed
05 A. Fiore, 06 S. Davis, 07 T. Sarkany

(INSTRUCTIONS: To withhold authority to vote for any
individual nominee, write that nominee’s name in the space
provided below.)

*Exceptions_________________________________________

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature ___________________________________ Signature if owned jointly ___________________________________ Date______________, 2010
Please sign exactly as your name appears above. When signing as Trustee, Executor, Administrator, or Officer of a corporation, give title as such.

ADMISSION TICKET

VALUE LINE, INC.
Annual Meeting of Shareholders
August 17, 2010
9:30 a.m. Local Time

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036

If you attend the Annual Meeting of Shareholders,
please bring this Admission Ticket as well
as a form of government issued photo identification.

Non-Transferable	Non-Transferable

IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL SHAREHOLDERS’ MEETING TO BE HELD
ON AUGUST 17, 2010: Copies of this Proxy Statement, the form of the
Proxy and our 2010 Annual Report to Shareholders are available online at
http://www.shareholdermaterial.com/ValueLine

Choose MLinkSM for  fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

FOLD AND DETACH HERE

VALUE LINE, INC.
220 EAST 42ND STREET
NEW YORK, NY 10017
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby authorizes and directs Howard A. Brecher and Mitchell Appel and each of them, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders of VALUE LINE, INC. on August 17, 2010, or at any adjournments thereof as hereinafter specified and, in their discretion, to vote according to their best judgment upon such other matters as may properly come before the meeting or any adjournments thereof.

IMPORTANT: PLEASE SIGN, DATE AND MAIL
THIS PROXY CARD PROMPTLY

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Address Change/Comments	BNY MELLON SHAREOWNER SERVICES
(Mark the corresponding box on the reverse side)	P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

WO# 79970